UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1A3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YA ZHU SILK, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2221

(Primary Standard Industrial Classification Code Number)

26-3062449

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

(775) 546-6134

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

STATE AGENT AND TRANSFER SYNDICATE, INC.

112 North Curry Street, Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting Company ☒

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	2,000,000	$0.05	$100,000	$3.93

(1) The offering price has been arbitrarily determined by the Companyand bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

YA ZHU SILK, INC.

2,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Ya Zhu Silk, Inc. (“Ya Zhu Silk”) and it is not presently traded on any market or securities exchange. 2,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.05 for the duration of the offering, the offering will be open for 90 days after this registration statement becomes effective unless extended for an additional 90 days by the Company. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. Ya Zhu Silk will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is April 22, 2010.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Ya Zhu Silk, Inc.

Ya Zhu Silk, Inc. (“Ya Zhu Silk, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on July 22nd, 2008 and established a fiscal year end of August 31. We are a development-stage Company that intends to import and to distribute high quality silk fabric made in China.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 284-3710 and our fax number is (775) 546-6134 Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

As of February 28, 2010, the end of the most recent fiscal quarter, Ya Zhu Silk had raised $5,000 through the sale of its common stock. There is $540 of cash on hand in the corporate bank account. The Company currently has liabilities of $20,153, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $5,700. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Ya Zhu Silk has no plans or intention to be acquired or to merge with an operating company nor does Ya Zhu Silk have plans to enter into a change of control or similar transaction or change the management of the company.

Summary of the Offering by the Company

Ya Zhu Silk has 5,000,000 shares of common stock issued and outstanding and is registering additional 2,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.05 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Ya Zhu Silk will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	2,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.05.
Number of shares outstanding before the offering of common shares.	5,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	7,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.05.

Ya Zhu Silk may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Ya Zhu Silk’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Ya Zhu Silk will receive all proceeds from the sale of the common stock by the Company. If all 2,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $100,000. The Company intends to use the proceeds from this offering (i) to budget $3,500 dollars with art students to design unique pattern designs, (ii) order sample material from manufacturer estimated to be $15,000 and (iii) to create sample books of initial fabric samples ordered to ship to potential customers $5,000 (approximately 100 books) (iv) develop marketing materials, web site, price lists $20,000 (v) sales & marketing efforts, commission sales person $30,000 (vi) administrative expenses estimated to cost $2,800 (vii) costs associated with maintaining reporting issuer status $18,000 The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,700 are being paid for by Ya Zhu Silk.

Termination of the offering

The offering will conclude when all 2,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Ya Zhu Silk may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Ya Zhu Silk has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of February 28, 2010
Total Assets	$540
Total Liabilities	($20,153)
Shareholder’s Equity	($19,613)
Operating Data	July 22nd, 2008 (inception) through February 28, 2010
Revenue	$ ---
Net Loss	($26,113)
Net Loss Per Share	$ ---

As shown in the financial statements accompanying this prospectus, Ya Zhu Silk has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. Ya Zhu Silk should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF YA ZHU SILK TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated March 29, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to Ya Zhu Silk, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “Audited Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to (i) renting a storage location for a year and buying silk fabric for stock; (ii) initiating the Company's sales and marketing campaign; (iii) sample material costs; (iv) administrative expenses; (v) the expenses of this offering and (vi) other general corporate and working capital purposes.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADDEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenues once we have started our sales, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.05 per common share as determined herein is substantially higher than the net tangible book value per share of Ya Zhu Silk’s common stock. Ya Zhu Silk’s assets do not substantiate a share price of $0.05. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS’ EQUITY

The Company has 75,000,000 authorized shares, of which only 5,000,000 are currently issued and outstanding and only 7,000,000 will be issued and outstanding after this offering terminates. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASDAQ Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company’s sole officer and director own 100% of the outstanding shares and will own over 71% after this offering is completed. As a result, she may have control of the Company and be able to choose all of our directors. Her interests may differ from those of the other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by her. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon her management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s sole officer and director will not abuse her discretion in executing the Company’s business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Related to Investing in Our Company

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENTION OR END OF OUR OPERATIONS

We were incorporated on July 22nd, 2008 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for silk clothes; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, SHE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERUPTIONS OR BUSINESS FAILURE

Ms. Zhu, our sole officer and director, has other activities and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Ms. Zhu, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our sole officer and director, she is prepared to adjust her timetable to devote more time to the Company’s business. However, she may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

The Company is entirely dependent on the efforts of its sole officer and director. Her departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IT MAY BE IMPOSSIBILE TO HIRE ADDITIONAL EXPERIENCED PROFESSIONALS, IF NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Since our management does not have prior experience in the marketing of silk fabric import and distribution, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

IN CASE THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

Ya Zhu Silk is a development stage Company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on July 22nd, 2008 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the Company’s planned operating expenses.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar products, the entry of new competitors into the silk industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the Company or its competitors, specific economic conditions in the silk industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

COMPANY'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY

The implementation of the Company’s marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The Company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Risks Related to Investing in Our Business

BECAUSE OUR TARGET WILL BE THE HIGH CLASS PUBLIC, THEY MAY NOT ACCEPT OUR SILK FROM CHINA

We plan to offer a high quality product made in China, but some people believe that Chinese products are cheap because of their low quality. This bad image can negatively affect the result of our business.

OUR PRODUCT MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET

There are a wide range of companies that offer similar products. If we are unable to demonstrate clearly the high quality of our silk, we may be unable to attract enough clients.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for our products in the silk industry. Competitors may enter this sector with superior products, marketing, conditions and benefits such as faster delivery and better prices due to bigger product stock. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth theuses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000
Less: OFFERING EXPENSES	========	=========	========	=========
Legal & Accounting	4,000	4,000	4,000	4,000
Printing	200	200	200	200
Transfer Agent	1,500	1,500	1,500	1,500
TOTAL	$5,700	$5,700	$5,700	$5,700

Less: SAMPLE DEVELOPMENT
Sample material development:	$3,500	$3,500	$3,500	$3,500
TOTAL	$3,500	$3,500	$3,500	$3,500

Less: SALES & MARKETING
Online advertisement/Website/Hosting:	$2,750	$6,000	$9,000	$15,000
Price lists, printed materials	$1250	$2,500	$3,750	$,5000
Trade and fashion shows:	$3,250	$,7,500	$,11,2500	$15,000
Business/sales trips	$1,000	$6,500	$12,000	$15,000
TOTAL	$8,250	$22,500	$36,000	$50,000

Less: STORAGE/ STOCK
Buying silk fabric for stock:	$2,500	$6,000	$11,000	$15,000
Sample books :	$1250	$2500	$3,500	$5,000
TOTAL	$8,500	$8,500	$14,500	$20,000
Less: ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet	$300	$800	$1,800	$2,800
TOTAL	$300	$800	$1,800	$2,800

Maintaining reporting issuer	$3,500	$9,000	$13,500	$18,000
	========	=========	========	=========
TOTALS	$25,000	$50,000	$75,000	$100,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Ya Zhu Silk and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.05 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on July 22nd, 2008. The Company’s sole officer and director paid $0.001 per share, a difference of $0.049 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.05
Net tangible book value per share before offering	$(0.0039)
Potential gain to existing shareholders	$100,000
Net tangible book value per share after offering	$0.0107
Increase to present stockholders in net tangible book value per share after offering	$0.0146
Capital contributions	$100,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	71.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.05
Dilution per share	$0.039
Capital contributions	$100,000
Percentage of capital contributions	95.2%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.05
Dilution per share	$0.042
Capital contributions	$75,000
Percentage of capital contributions	93.8%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.05
Dilution per share	$0.046
Capital contributions	$50,000
Percentage of capital contributions	90.9%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.05
Dilution per share	$0.050
Capital contributions	$25,000
Percentage of capital contributions	83.3%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9.1%

PLAN OF DISTRIBUTION

5,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,000,000 shares of its common stock for possible resale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

In connection with her selling efforts in the offering, Ms. Zhu will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Zhu is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Zhu will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Zhu is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Zhu will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Zhu will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Ya Zhu Silk will receive all proceeds from the sale of those shares. The price per share is fixed at $0.05 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.05 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions, all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Ya Zhu Silk has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Ya Zhu Silk will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own 71.4%of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Ya Zhu Silk will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Seale & Beers, CPAs,PCAOB & CPAB Registered Auditors, 50 South Jones Blvd., Suite 202, Las Vegas, NV, 89107 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On July 22nd, 2008, Ms. Ya Zhu, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of August 31. The objective of this corporation is to enter into the custom printed limited manufacturing silk import industry.

Ya Zhu Silk, Inc. is a Company that intends to import unique custom printed high quality silk fabric from China. The dyeing, printing and embroidery on these fabrics can also be customized according to the client’s preference. The Company’s main objective is to print limited amounts of each pattern making them very exclusive for discriminating clientele. The Company anticipates utilizing art and graphic design students and fashion design students to create the patterns and prints the Company will offer. The Company anticipates high end custom clothes designer to use its prints targeting the women’s fashion industry. Exclusive custom made dresses, blouses and scarf’s for women will be the target products. The Company’s prints will be for wealthier women who want to have unique and exclusive silk items that are rare and limited in there production.

The Company anticipates starting with fifty exclusive patterns that would be made available to various designers and seamstresses in the United States, each pattern run will be less than 1000 yards of material allowing for the manufacture of only several hundred clothing items depending on the item.

The Company will make up sample books of its exclusive silk line and provide said sample books to its target customers. The Company anticipates producing 250 sample books initially.

The Company’s silk will be priced between $200.00 and $300.00 dollars per yard depending on the pattern and the amount of each fabric pattern made available to the market.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 284-3710and our fax number is (775) 546-6134 Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

The Company has not yet implemented its business model and to date has generated no revenues.

Ya Zhu Silk has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

On his speech delivered at the Press conference of China International Silk Fair 2005 on September 14, Huang Hai, Assistant Minister of Commerce said that: “...silk is a special and traditional industry in China with long history for thousands of years and stands for long and profound Chinese culture. Since reform and opening-up, Chinese silk industry kept fast development and becomes big country for silk production and export. Chinese silk industry came across difficulties in the development in the medium of 1990’s, however, after adjustment for 5 years; it turned loss to profits in 1999. Chinese silk industry kept steady development since entering into the period of "Tenth Five Years Plan".

First, production and sales keep growth. According to statistics from National Bureau of Statistics for over 2300 silk enterprises, total output of silk industry was US$70.6 billion in January through July, in 2005 up by 19.1%; profit was US$ 1.6 billion, up by 16%; total volume of silk was 69.7 thousand tons, up by 23.3%, silk products were 4.3 billion meters, up by 5.3%.

Second, the export price and volume of silk increased. According to statistics from Customs, pure silk product export was US$ 1.755 billion, up by 22.1%...”

In July of 2006 T.B. Maruthi, vice-chairman of the India Silk Export Promotion Council, in a meeting to promote the China International Silk Fair 2006, said India could learn a lot about printing, processing and finishing of silk from China. According to Maruthi, China exported about 500 times more than India and the quality of the silk fabrics were better than those manufactured in Italy and France.

Sources: Network Center of MOFCOM (http://huanghai2.mofcom.gov.cn/aarticle/speech/200509/20050900419451.html) and (http://www.hindu.com/2006/07/18/stories/2006071820440300.htm)

Description of our Products

Silk is the strongest natural fabric in the world and is known for its softness, luster, beauty and luxurious look. Silk from cultivated silkworms will be used by the Company. The worms feed on mulberry leaves and increase their body size by nearly 10,000 times in a short span of time. The worm ceases to eat by the end of thirty days and attach itself to a piece of straw and begins to spin its cocoon. After the spinning of cocoon and before the hatching of the worm into a moth, the cocoon is soaked in hot water unraveling and producing long size thread. This fine thread is the basic component of our silk yarn and fabric. The natural fiber extracted from the silkworm holds some glutinous substance (gummy substance or glue) which is removed by washing and bleaching.

Weaving is a process where the fabric is created by interlacing the warp yarns and the weft yarns. It can be done by machines or by hand. Even though modern machines leads to greater yield and productivity, hand woven fabric is considered better than the machine woven because delicate designs with different colored thread can be made with this process. A good quality of silk begins with a warp of approximately 2,000 threads for one meter width. 1,600 threads or 1,800 threads are considered to be poor quality fabric. Loosely woven fabrics are difficult to sew.

There are two main types of silk fabrics: one is yarn-dyed or dyed-woven and the other type is piece-dyed fabrics, which is carried out after weaving. The dyeing process gives the silk different shades. Printing gives pattern to the fabric. It is either done by block-printing method, roller-printing method or screen printing. Screen printing is widely used in silk fabrics.

Embroidery process gives embellishment and the perfect finish to the fabric to make it look more beautiful.

All fabrics have to be finished and that is when the fabric gets the desired appearance and feel. Finishing process is either physical or chemical. It gives treatments like crease-proofing, water-proofing, fire-proofing, etc. A final soaking in a chemical solution helps to preserve the sheen and luster of the silk fabric. It adds weight and makes the fabric soft, smooth, easy to iron and wrinkle resistant.

The Company anticipates working with the trade ambassador in United States Embassy in Beijing to help identify silk producers in China that have a good reputation for quality and delivery. The Company anticipates identifying three or four potential produces to quote on printing some of the Company’s initial fabric designs. The Company anticipates it will use more than one factory to meet its needs as some factories will have hand woven silk capabilities while others will only offer machine woven fabrics. The Company does intend to enter contracts with the manufactures in China with an emphasis on pattern trade marks and manufacturing exclusivity.

As of the date of this prospectus the Company has not yet contacted any mills in China capable of supplying the Company’s product line.

Competitive Advantages

Silk is one of the higher grade fabrics, which gives the wearer comfort in all types of weather. It keeps the body cool in summer and warm in winter.

Our high quality custom made silk will have unique prints. Our prints and patterns will be custom designed by graphic artists and art students and fashion design students. The Company anticipates working with various colleges around the United States offering student contests for the best fabric designs for the purpose of clothing.   The Company will offer a prize or scholarship for the winning designs and the Company will own all rights to the designs submitted for consideration. Additionally the Company will offer its clients the opportunity to have their own designs and patterns printed.

As the Company intends to contract with the mills directly and import its fabrics directly it will not be using agents or wholesalers in its transactions, the Company anticipates that dealing direct and cutting our several middle men will reduce the Company’s landed product costs making the Company’s products price competitive in its market place.

Even though the Company anticipates having a lower cost of landed goods it does not intend to use price as its marketing initiative, the Company intends to charge top dollar for high quality limited production silk fabrics.

There are many companies offering silk fabric in the United States from retail stores to online stores such as Frabric.com and onlinesilkfabricstore.com. The Company does not see traditional retail outlets as its competitors as the Company does not intend to sell through tradition retail outlets, the Company will use its website to show available patterns and will provide its products exclusively through fashion designs and seamstresses.

Marketing

Our target market will be the manufacturers of upper class silk clothes all over America, but focusing in Los Angeles, San Francisco, Chicago and New York. We intend to attend fashion and trade shows and if finances allow, also have an exposition booth on these shows.

We will contact different high class silk clothes factories and travel in order to show some sample material. We will also have a website with detailed information about our products.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the silk import industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Ya Zhu Silk has no permanent staff other than its sole officer and director, Ms. Ya Zhu, who is the President and Chairman of the Company. Ms. Zhu is employed elsewhere and has the flexibility to work on Ya Zhu Silk up to 10 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

YA ZHU SILK, INC.

(A Development Stage Company)

CONDENSED FINANCIAL STATEMENTS

FEBRUARY 28, 2010

(Unaudited)

CONDENSED BALANCE SHEET

CONDENSED STATEMENT OF OPERATIONS

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY

CONDENSED STATEMENT OF CASH FLOWS

CONDENSED NOTES TO FINANCIAL STATEMENTS

YA ZHU SILK, INC.

(A Development Stage Company)

BALANCE SHEET

(Unaudited)

	February 28, 2010	August 31, 2009

ASSETS

CURRENT ASSETS
Cash	$ 540	$ 40
TOTAL ASSETS	$ 540	$ 40

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 10,250	$ 9,000
Related PartyLoan	9,903	6,500
TOTAL CURRENT LIABILITIES	$ 20,153	$ 15,500

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
5,000,000 shares of common stock	5,000	5,000
Additional Paid in Capital	1,500	-
Deficit accumulated during the development stage	(26,113)	(20,460)

Total stockholder’s deficit	$ (19,613)	$ (15,460)
Total Liabilities and Stockholder’s Equity	$ 540	$ 40

The accompanying notes are an integral part of these financial statements

YA ZHU SILK, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Unaudited)

	Three Months to February 28, 2010	Three Months to February 28, 2009	Six Months to February 28, 2010	Six Months to February 28, 2009	Cumulative results of operations from July 22, 2008 (date of inception) to February 28, 2010

EXPENSES

Office and general	$ -	$ (781)	$ (903)	$ (1,520)	$ (3,500)
Professional fees	(3,250)	(1,637)	(4,750)	(4,863)	(22,613)
Total Operating Expenses	$ (3,250)	$ (2,418)	$ (5,653)	$ (6,383)	$ (26,113)

Provision for Income Taxes	$ -	$ -	$ -	$ -	$ -
NET LOSS	$ (3,250)	$ (2,418)	$ (5,653)	$ (6,383)	$ (26,113)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ 0.00	$ 0.00	$ 0.00	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	5,000,000	5,000,000	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements

YA ZHU SILK, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (JULY 22, 2008) TO February 28, 2010

(Unaudited)

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Development Stage	Total
	Number of shares	Amount

Common stock issued for cash at $0.001 per share
- August 12, 2008	5,000,000	$ 5,000	$ -	$ (5,000)	$ -	$ -
Subscription Receivable				5,000		5,000
Net Loss for the period ended August 31, 2009	-	-	-	-	(20,460)	(20,460)
Balance, August 31, 2009	5,000,000	$ 5,000	$ -	$ -	$ (20,460)	$ (15,460)
Related Loan forgiven			1,500			1,500
Net Loss for the period ended February 28, 2010	-	-		-	(5,653)	(5,653)
Balance, February 28, 2010	5,000,000	$ 5,000	$ 1,500	$ -	$ (26,113)	$ (19,613)

The accompanying notes are an integral part of these financial statements

YA ZHU SILK, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months to February 28, 2010	Three Months to February 28, 2009	Six Months to February 28, 2010	Six Months to February 28, 2009	July 22, 2008 (date of inception) to February 28, 2010

OPERATING ACTIVITIES
Net loss	$ (3,250)	$ (2,418)	$ (5,653)	$ (6,382)	$ (26,113)
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in accrued expenses	(1,750)	-	(250)	(2,500)	8,750

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(5,000)	(2,418)	(5,903)	(8,882)	(17,363)

FINANCING ACTIVITIES
Common Shares					5,000
Increase in shareholder loan	4,000	5,000	4,903	6,500	11,403
Related Party Loan forgiven	1,500		1,500		1,500
Subscription receivable	-	-		5,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,500	5,000	6,403	11,500	17,903

NET INCREASE (DECREASE) IN CASH	500	2,582	500	2,618	540

CASH, BEGINNING OF PERIOD	40	35	40	-	-

CASH, END OF PERIOD	$ 40	$ 2,617	$ 540	$ 2,618	$ 540

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

YA ZHU SILK, INC

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

February 28, 2010

NOTE 1 -_______CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at February 28, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s August 31, 2009 audited financial statements. The results of operations for the periods ended February 28, 2010 and 2009 are not necessarily indicative of the operating results for the full years.

NOTE 2 -______GOING CONCERN

The company has incurred losses since inception totaling $29,113

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through April 20, 2010 and has determined that there are no events to disclose.

YA ZHU SILK, INC

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

February 28, 2010

NOTE 4 – RELATED PARTY TRANSACTIONS

As of February 28, 2010, the Company received advances from a Director in the amount of $5,000. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

YA ZHU SILK, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

AUGUST 31, 2009

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ya Zhu Silk Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Ya Zhu Silk Inc. (A Development Stage Company) as of August 31, 2009 and August 31, 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended August 31, 2009 and August 31, 2008 and since inception on July 22, 2008 through August 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ya Zhu Silk Inc. (A Development Stage Company) as of August 31, 2009 and August 31, 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended August 31, 2009 and August 31, 2008 and since inception on July 22, 2008 through August 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $20,460, working capital deficit of $15,460 and net losses of $16,960 which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

March 29, 2010

50 S. Jones Blvd., Suite 202, Las Vegas, NV 89107 888-727-8251 Fax: 888-782-2351

YA ZHU SILK, INC.

(A Development Stage Company)

BALANCE SHEET

(Audited)

	August 31, 2009	August 31, 2008

ASSETS

CURRENT ASSETS
Cash	$ 40	$ -
TOTAL ASSETS	$ 40	$ -

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 9,000	$ 3,500
Loan from Related Parties	6,500	-
TOTAL CURRENT LIABILITIES	$ 15,500	$ 3,500

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 5)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
5,000,000 shares of common stock	5,000	5,000
Subscription receivable	-	(5,000)
Deficit accumulated during the development stage	(20,460)	(3,500)
Total stockholder’s deficit	$ (15,460)	$ (3,500)
Total Liabilities and Stockholder’s Equity	$ 40	$ -

The accompanying notes are an integral part of these financial statements

YA ZHU SILK, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Audited)

	Year to August 31, 2009	July 22, 2008 (date of inception) to August 31, 2008	Cumulative results of operations from July 22, 2008 (date of inception) to August 31, 2009

EXPENSES

Office and general	$ (2,597)	$ -	$ (2,597)
Professional fees	(14,363)	(3,500)	(17,863)
Total Operating Expenses	$ (16,960)	$ (3,500)	$ (20,460)

Provision for Income Taxes	$ -	$ -	$ -
NET LOSS	$ (16,960)	$ (3,500)	$ (20,460)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ 0.00	$ 0.00	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	5,000,000	5,000,000	-

The accompanying notes are an integral part of these financial statements

YA ZHU SILK, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (JULY 22, 2008) TO AUGUST 31, 2009

(Audited)

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Development Stage	Total
	Number of shares	Amount

Common stock issued for cash at $0.001 per share
- August 12, 2008	5,000,000	$ 5,000	$ -	$ (5,000)	$ -	$ -
Net Loss for the period ended August 31, 2008	-	-	-	-	(3,500)	(3,500)
Balance, August 31, 2008	5,000,000	$ 5,000	$ -	$ (5,000)	$ (3,500)	$ (3,500)
Subscription Receivable				5,000		5,000
Net Loss for the year ended August 31, 2009	-	-	-	-	(16,960)	(16,960)
Balance, August 31, 2009	5,000,000	$ 5,000	$ -	$ -	$ (20,460)	$ (15,460)

The accompanying notes are an integral part of these financial statements

YA ZHU SILK, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Audited)

	Year to August 31, 2009	July 22, 2008 (date of inception) to August 31, 2008	July 22, 2008 (date of inception) to August 31, 2009

OPERATING ACTIVITIES
Net loss	$ (16,960)	$ (3,500)	$ (20,460)
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in accrued expenses	5,500	3,500	9,000

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(11,460)	-	(11,960)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES
Common Shares	-	5,000	5,000
Subscription receivable	5,000	(5,000)	-
Increase in loan from Related Parties	6,500	-	6,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	11,500	-	11,500

NET INCREASE (DECREASE) IN CASH	-	-	-

CASH, BEGINNING OF PERIOD	-	-	-

CASH, END OF PERIOD	$ 40	$ -	$ 40

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$	$ -	$ -

Income taxes	$	$ -	$ -

The accompanying notes are an integral part of these financial statements

YA ZHU SILK, INC

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Ya Zhu Silk, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totaling $ (20,460) The Company was incorporated on July 22, 2008 in the State of Nevada and established a fiscal year end of August. The Company is a development stage company and intends to import and to distribute high quality silk fabric made in China.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

YA ZHU SILK, INC

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of August 31, 2009.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of August 31, 2009.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

YA ZHU SILK, INC

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS166 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”). Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

YA ZHU SILK, INC

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities - an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash in trust nor material assets, the Company has had a loss from operations of $16,960, a working capital deficit of $15,460, an accumulated deficit of $20,460 and has earned no revenues since inception nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares. As of August 31, 2009, the Company had issued 5,000,000 Founder’s shares at $0.001 per share for net funds receivable to the Company of $5,000.

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

YA ZHU SILK, INC

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2009

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of August 31, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

On July 25, 2008, a director of the Company agreed to purchase 5,000,000 shares of the common stock in the Company at $0.001 per share for $5,000.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company’s deferred tax asset as of August 31, 2009 are as follows:

August 31, 2009
Net operating loss carry forward	$20,460

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

August 31, 2009
Tax at statutory rate (35%)	$7,161
Increase in valuation allowance	_____(7,161)
Net deferred tax asset	$________0

The net federal operating loss carry forward will expire between 2027 and 2028. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

YA ZHU SILK, INC

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2009

NOTE 7 – LOAN PAYABLE – RELATED PARTY LOANS

The Company received $5,000 as a loan from the immediate family of a shareholder. The loan is payable on demand and without interest. The company also received $1,500 as a loan from a friend of the President. The loan is payable on demand and without interest.

NOTE 8 - SUBSEQUENT EVENTS

Company has evaluated subsequent events through March 23, 2010, the date which the financial statements were available, and confirm that the Loan Payable of $1,500 has since been the forgiven by the Related Party Lender.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period starting upon the effective date of this registration statement, our Company must raise capital and begin executing its marketing plan. The first stage of our operations over this period is to produce some of our sample fabrics. The first step in producing some printed silk samples are to secure unique fabric designs by contacting the arts department and or graphic design or fashion design departments of various art colleges throughout the United States. The Company anticipates holding a fabric design contest allowing students to submit their patterns and designs, the winner will receive a cash prize that the company has not yet determined. We expect to complete this step within 120 days of the effective date of this registration statement. The Company anticipates spending $3,500 dollars securing pattern designs from students.

Once the Company has secured what it believes to be saleable print designs it will then begin contacting mills in China to have them quote on producing the first 250 to 300 yards of fabric to be used in the Company’s sample books. The Company anticipates completing this phase within 180 days of this registration statement becoming effective. The Company anticipates spending $15,000 for on its initial fabric stock. The Company will then produce 100 sample books of its print for samples to be sent to potential customers, the company anticipates the cost of 100 sample books to be $5,000 and should be completed within 270 days of this registration statement becoming effective.

Once the Company has secured its fabric samples and assembled its sample books the Company will begin contacting business that specialize in custom made women’s clothing, the Company anticipates its initial focus will be in New York, Los Angeles, Chicago, Miami and Palm Springs. The Company anticipates it will begin marketing its sample books within 270 days of this registration statement becoming effective. During this period the Company will develop a price list, a sale brochure explaining the exclusive limited print runs of the Company’s fabric and a certificate of authenticity to be shipped with every order the company has budgeted $5,000 for pricelist and brochure, The company will hire commission only sales reps though the United States to attend trade shows and follow-up with potential customers The company has budget $30,000 dollars for its initial sales and marketing efforts. The Company will also develop its website with some online marketing activities, the company has budgeted $15,000. The Company anticipates it will begin generation revenues within 330 days of this registration statement becoming effective.

Results of Operations

For the period from inception through February 28, 2010, we had no revenue. Expenses for the period totaled $26,113 resulting in a Net loss of $26,113.

Capital Resources and Liquidity

As of February 28, 2010 we had $540 in cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes if it is successful in selling all of its shares in this offering, we will generate sales revenue within the following twelve months thereof. If the Company is not successful in selling its shares in this offering it may have to seek other forms of financing. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Ms. Zhu has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until a successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Ya Zhu	30	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held her offices/positions since inception of our Company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Ya Zhu

From 2000 to 2004, Ya Zhu had worked for Sunshine Textiles in Nanjing, China. She worked with the export sales of textiles to foreign countries, such as USA, South Africa and Ecuador.

From 2004 to 2005, she worked as a Sales Clerk Shift Manager at Eldorado Liquor store in Vancouver.

From 2006 to 2007 she was in maternity leave.

As Ya Zhu began working on this company in 2007 she began reestablishing her ties in the textile industry in China that she had established with Sunshine textiles.  She took two business trips to China one in August 2007 and one in January 2008 to further her industry ties.

She graduated from Collage in China in 2000 with a diploma tied to the export business from China.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Ms. Zhu other business interests and her involvement in Ya Zhu Silk.

EXECUTIVE COMPENSATION

Ya Zhu Silk has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (July 22nd, 2008) through February 28, 2010.

	SUMMARY COMPENSATION TABLE
Name and Principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ya Zhu President	2008 /2009	0	0	0	0	0	0	0	0

We did not pay any salaries in 2008 and 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of February 28, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ya Zhu	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Ya Zhu Silk has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Ya Zhu Silk may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (July 22nd, 2008) through February 28, 2010.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ya Zhu	0	0	0	0	0	0	0

At this time, Ya Zhu Silk has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Ya Zhu, Apartment 203 Building 3, #79 ChaTing DongJie, Nanjing Jiangsu, China 210017	5,000,000	100%	71.4%	76.9%	83.3%	90.9%

	All Officers and Directors as a Group (1 person)	5,000,000	100%	71.4%	76.9%	83.3%	90.9%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Zhu is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 12th, 2008, we issued a total of 5,000,000 shares of common stock to Ms. Ya Zhu, our sole officer and director, for total cash consideration of $5,000. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal and Accounting	$4,000.00
SEC Filing Fee	$3.93
Printing	$200.00
Transfer Agent	$1,500.00
TOTAL	$5,703.93

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

RECENT SALES OF UNREGISTERED SECURITIES

Ya Zhu Silk is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

The shares were offered and sold in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

August 12th, 2008

We have issued 5,000,000 common shares to our sole officer and director for total consideration of $5,000.00, or $0.001 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re legality
23	Consent of experts and counsel

Description of Exhibits

*Exhibit 3(i)

Articles of Incorporation of Ya Zhu Silk, Inc. dated July 22nd, 2008.

*Exhibit 3(ii)

Bylaws of Ya Zhu Silk, Inc. approved and adopted on July 22nd, 2008.

*Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington 98115, dated November 14,2008 regarding the legality of the securities being registered.

Exhibit 23

Consent of Seale & Beers, CPAs, PCAOB & CPAB Registered Auditors, 50 South Jones Blvd., Suite 202, Las Vegas, NV, dated April 22, 2010, regarding the use in this Registration Statement of their report of the auditors and financial statements of Ya Zhu Silk, Inc. for the period ending August 31, 2008 and February 28, 2010

* previously filed with from S1 on November 19, 2008

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in theTerritory of  ChaTing DolngJie, State of Najing Jiangsu, China, on this 22nd day of April 2010.

Ya Zhu Silk, Inc.

/s/ Ya Zhu

Ya Zhu

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Ya Zhu

Ya Zhu

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

April 22, 2010